Consent of Independent Public Accounting Firm

April 20, 2016

Board of Directors and Shareholders
 Delaware Bancshares, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Proxy Statement of our report dated April 6, 2016, relating to the consolidated financial statements of Delaware Bancshares, Inc. and its subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Dannible & McKee, LLP
Syracuse, New York